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                                                                    EXHIBIT 23.2



                              ACCOUNTANTS' CONSENT




The Board of Directors
ProLogis Trust



         We consent to incorporation by reference in the registration statement on Form 10-K/A#1 of ProLogis Trust of our report dated February 5, 2002, relating to the consolidated balance sheet of Frigoscandia Holding AB and subsidiaries as of December 31, 2001, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended.




                                                 KPMG


Stockholm, Sweden
April 12, 2002